RAICH
ENDE
MALTER
LERNER & CO.
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
                                                           Charles D. Raich, CPA
                                                           Norman S. Malter, CPA
                                                                 Larry Wilk, CPA
                                                               Gerard North, CPA
                                                              Ellis A. Ende, CPA
                                                             Eric P. Lerner, CPA
                                                             Howard P. Tatz, CPA


Securities and Exchange Commission                                    Exhibit 16
Washington, DC  20549


Dear Sir/Madam:

We have read Item 4 of the current report on Form 8-KA of Quest Products Corporation for May 16, 2000, and we agree with the statements contained therein insofar as they relate to our firm.




/S/:___________________________
RAICH ENDE MALTER LERNER & CO.
East Meadow, New York
May 16, 2000